Exhibit 10.1

ASSIGNMENT AND THIRD AMENDMENT

Dated as of May 20, 2013

to

SECOND AMENDED AND RESTATED CREDIT AGREEMENT
Dated as of June 8, 2012

among

MIDSTATES PETROLEUM COMPANY, INC.,

as Parent,

MIDSTATES PETROLEUM COMPANY LLC,

as Borrower,

SUNTRUST BANK,

as Administrative Agent, Swing Line Lender, an Issuing Lender and a Lender,

THE OTHER FINANCIAL INSTITUTIONS PARTY HERETO

MORGAN STANLEY SENIOR FUNDING, INC.,

as Syndication Agent

BANK OF AMERICA, N.A., CAPITAL ONE, NATIONAL ASSOCIATION,

CITIBANK, N.A., GOLDMAN SACHS BANK USA,

KEYBANK NATIONAL ASSOCIATION,

MORGAN STANLEY SENIOR FUNDING, INC.,

NATIXIS, ROYAL BANK OF CANADA,

THE ROYAL BANK OF SCOTLAND PLC,

THE BANK OF NOVA SCOTIA and SOCIÉTÉ GÉNÉRALE,

as Co-Documentation Agents

SUNTRUST ROBINSON HUMPHREY, INC., and

MORGAN STANLEY SENIOR FUNDING, INC.,

as Joint Lead Arrangers

SUNTRUST ROBINSON HUMPHREY, INC., MERRILL LYNCH, PIERCE, FENNER &
SMITH INCORPORATED, CAPITAL ONE, NATIONAL ASSOCIATION,
CITIBANK, N.A., GOLDMAN SACHS BANK USA, KEYBANK NATIONAL
ASSOCIATION, MORGAN STANLEY SENIOR FUNDING, INC., NATIXIS NEW
YORK BRANCH, RBC CAPITAL MARKETS, RBS SECURITIES INC.,
THE BANK OF NOVA SCOTIA and SOCIÉTÉ GÉNÉRALE,
as Joint Bookrunners

ASSIGNMENT AND THIRD AMENDMENT TO CREDIT AGREEMENT

THIS ASSIGNMENT AND THIRD AMENDMENT TO CREDIT AGREEMENT (hereinafter called this “Amendment”) is entered into as of May 20, 2013, by and among MIDSTATES PETROLEUM COMPANY, INC., a Delaware corporation (the “Parent”), MIDSTATES PETROLEUM COMPANY LLC, a Delaware limited liability company (the “Borrower”), the Lenders party hereto, and SUNTRUST BANK, as administrative agent for the Lenders (in such capacity, together with its successors in such capacity, the “Administrative Agent”), as an Issuing Lender and as Swing Line Lender.

WITNESSETH:

WHEREAS, Borrower, Administrative Agent, the Issuing Lender, the Swing Line Lender and the lenders party thereto (the “Lenders”) entered into that certain Second Amended and Restated Credit Agreement dated as of June 8, 2012 (as amended, restated, modified or supplemented from time to time prior to the date hereof, the “Credit Agreement”), whereby the Lenders have agreed to make certain loans to Borrower upon the terms and conditions set forth therein;

WHEREAS, Borrower has entered into a certain Purchase and Sale Agreement dated April 3, 2013, with Panther Energy Company, LLC, Red Willow Mid-Continent, LLC, and Linn Energy Holdings, LLC, as sellers, and Borrower, as buyer, pursuant to which Borrower will purchase and acquire certain additional Oil and Gas Properties (the “Panther Acquisition”);

WHEREAS, based upon engineering data and reserve information provided by Borrower to the Administrative Agent and the Lenders with respect to the Oil and Gas Properties to be acquired in the Panther Acquisition, the Administrative Agent and the Lenders have determined to increase the Borrowing Base to $425,000,000 upon consummation of the Panther Acquisition, subject to the conditions set forth herein;

WHEREAS, Borrower has requested that the Lenders provide incremental Commitments (collectively, the “Increased Commitments”) under the Credit Agreement in an amount equal to $250,000,000;

WHEREAS, certain Lenders (each, an “Assignee Lender”) have informed Borrower and Administrative Agent that it intends to purchase and assume (severally and not jointly) a portion of the Commitment, outstanding Loans, outstanding LC Obligation, and other rights and obligations under the Credit Agreement and the other Loan Documents of certain existing Lenders (each, an “Assignor Lender”), and each Assignor Lender has agreed to sell and assign (severally and not jointly) a portion of such Commitment, outstanding Loans, outstanding LC Obligation, and other rights and obligations under the Credit Agreement such that, after giving effect thereto and to the Increased Commitments, each Lender will have a Commitment and corresponding Pro Rata Share of the aggregate outstanding Loans and LC Obligation under the Credit Agreement as set forth on Annex A;

WHEREAS, Borrower has asked Administrative Agent, Issuing Lender and the Lenders to amend the Credit Agreement as described herein; and

WHEREAS, Administrative Agent, Issuing Lender and the Lenders are willing to amend the Credit Agreement as requested by Borrower, subject to the terms and conditions set forth herein.

NOW, THEREFORE, for and in consideration of the mutual covenants and agreements herein contained, the parties to this Amendment hereby agree as follows:

Section 1.                                           Terms Defined in Credit Agreement.  As used in this Amendment, except as may otherwise be provided herein, all capitalized terms that are defined in the Credit Agreement (as amended hereby) shall have the same meaning herein as therein defined, all of such terms and their definitions being incorporated herein by reference.

Section 2.                                           Amendments to Credit Agreement.  The Credit Agreement is hereby amended as follows:

(a)                                 Section 1.01 of the Credit Agreement is hereby amended by adding the following definitions in the appropriate alphabetical order:

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Excluded Swap Obligation” means, with respect to any Loan Party, any obligation or liability in respect of a Derivative Contract if, and to the extent that, all or a portion of such obligation or liability of such Loan Party with respect to, or the grant by such Loan Party of a security interest to secure, such obligation or liability (or any guaranty thereof or other agreement or undertaking agreeing to guaranty, repay, indemnify or otherwise be liable therefor) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) (a) by virtue of such Loan Party’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the obligation or other liability of such Loan Party or the grant of such security interest becomes or would become effective with respect to such obligation or other liability or (b) in the case of any obligation or liability in respect of a Derivative Contract required to be cleared pursuant to section 2(h) of the Commodity Exchange Act (or any successor provision thereto), because such Loan Party is a “financial entity,” as defined in section 2(h)(7)(C)(i) the Commodity Exchange Act (or any successor provision thereto), at the time the obligation or other liability of such Loan Party becomes or would become effective with respect to such obligation or liability.  If any obligation or liability in respect of a Derivative Contract arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such obligation or liability that is attributable to swaps for which such guaranty obligation or other liability or security interest is or becomes illegal.

“Panther Acquisition” means the acquisition by Borrower or one of its Subsidiaries of certain assets of Panther Energy pursuant to the Panther Acquisition Agreement.

“Panther Acquisition Agreement” means that certain Purchase and Sale Agreement, dated April 3, 2013, by and among Panther Energy Company, LLC, Red Willow Mid-Continent, LLC, and Linn Energy Holdings, LLC, as sellers, and Borrower, as buyer, together with all exhibits and schedules thereto, as the same may be amended, restated, modified or supplemented from time to time.

“Panther Acquisition Fee Letter” means that certain Project Benfield — Amended Revolving Credit Facility Fee Letter dated April 3, 2013, among Parent, Borrower, SunTrust Bank and the Arrangers.

“Panther Acquisition Reserve Report” means the “Panther Acquisition Reserve Report” as defined in the Third Amendment.

“Panther Energy” means, collectively, Panther Energy Company, LLC, Red Willow Mid-Continent, LLC and Linn Energy Holdings, LLC.

“Qualified ECP Obligor” means, in respect of any obligation or liability in respect of a Derivative Contract, each Loan Party that has total assets exceeding $10,000,000 at the time the relevant guaranty obligation or other liability or grant of the relevant security interest becomes or would become effective with respect to such obligation or liability or such other person as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another person to qualify as an “eligible contract participant” at such time by entering into a keepwell under section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Third Amendment” means that certain Assignment and Third Amendment to Credit Agreement, dated as of May 20, 2013, among Parent, Borrower, the Lenders party thereto, Administrative Agent, the Issuing Lender and the Swing Line Lender.

“Third Amendment Effective Date” means the date on which the Third Amendment became effective in accordance with its terms.

“2020 Senior Notes” means the 10.75% Senior Notes due 2020 issued by Borrower and Parent pursuant to an Indenture dated as of October 1, 2012 (as amended, restated, supplemented or otherwise modified from time to time), among Borrower, Parent and Wells Fargo Bank, National Association, as trustee.

(b)                                 Section 1.01 of the Credit Agreement is hereby amended by amending and restating the following definitions in their entirety as follows:

“Arranger” means, together, SunTrust Robinson Humphrey, Inc. and Morgan Stanley Senior Funding, Inc.

“Bridge Facility” means the proposed senior unsecured bridge credit facility for Borrower in connection with the Panther Acquisition in an aggregate principal amount not to exceed $620,000,000.

“Derivative Contracts” means all future contracts, forward contracts, swap (including any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act), cap or collar contracts, option contracts, hedging contracts or other derivative contracts or similar agreements covering Oil and Gas commodities or prices or financial, monetary or interest rate instruments.

“Fee Letter” means, collectively, (a) that certain fee letter dated May 15, 2012, among Parent, Administrative Agent and SunTrust Robinson Humphrey, Inc., as Arranger, (b) the Non-Conforming Borrowing Base Fee Letter, (c) the Acquisition Fee Letter and (d) the Panther Acquisition Fee Letter.

“Obligations” means the aggregate amount of all amounts owing by any Loan Party under (i) any Loan Document, (ii) any Cash Management Agreement or (iii) any Derivative Contract with any Lender Derivative Party, to any Lender, Administrative Agent, Issuing Lender, Lender Derivative Party or any Indemnified Person, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising; provided, however, that the definition of “Obligations” shall not create any guarantee by any Loan Party of (or grant of security interest by any Loan Party to support, as applicable) any Excluded Swap Obligations of such Loan Party for purposes of determining any obligations of any Loan Party.

“Senior Notes” means, collectively, (a) the 2020 Senior Notes and (b) the proposed senior unsecured notes to be issued by Borrower and/or Parent in a public offering or in a Rule 144a or other private placement in connection with the Panther Acquisition in an aggregate principal amount not to exceed $700,000,000.

(c)                                  Any securities issued in lieu of the Bridge Facility or any loans or securities into which the Bridge Facility is converted, in each case, pursuant to customary arrangements for bridge financings in place on the date hereof shall be deemed to be Permitted Refinancing Debt (it being understood that refinancings of such securities or loans undertaken at the option or election of the Parent or Borrower shall not be deemed to be Permitted Refinancing Debt under this Section 2(c)).

(d)                                 Section 2.04(f) of the Credit Agreement is hereby amended by amending and restating clause (iii) thereto in its entirety as follows:

“(iii)                         Notwithstanding anything to the contrary contained herein, in the event that Borrower fails to perform, observe, or comply with any requirement set forth in Section 4.07, the only effect shall be that to the extent that the Borrowing Base is in an amount greater than $285,000,000 at such time, the Administrative Agent shall send a notice to Parent and Lenders that the then outstanding Borrowing Base shall be reduced by an amount determined by the Required Lenders so that the Parent and Borrower are in compliance with the requirements to provide acceptable title information and to secure the Obligations by entering into Mortgages on at least of 80% of the Oil and Gas Properties transferred pursuant to the

Panther Acquisition Agreement that are set forth in the Panther Acquisition Reserve Report for which Borrowing Base credit is being provided, which reduction shall be effective upon receipt by Borrower of notice of the Borrowing Base; provided that (x) the Borrowing Base shall not be reduced below $285,000,000 pursuant to this Section 2.04(f) and (y) on the date on which such failure to perform, observe or comply with such requirement shall have been cured, the Borrowing Base shall be the Borrowing Base in effect immediately prior to such reduction or to such other amount as may be determined pursuant to this Section 2.04.  No adjustment to the Borrowing Base under this Section 2.04(f)(iii) shall constitute a ‘special redetermination’ under Section 2.04(e).”

(e)                                  Article IV of the Credit Agreement is hereby amended by amending and restating Section 4.07 thereto in its entirety as follows:

“4.07                  Post-Panther Acquisition Delivery of Security.  By not later than 30 days after the Third Amendment Effective Date (subject to extension at the discretion of the Administrative Agent acting reasonably), Borrower shall deliver to Administrative Agent:

(a)                                 Mortgages and financing statements covering Oil and Gas Properties acquired in connection with the Panther Acquisition constituting not less than 80% in the aggregate of the net present value of all Oil and Gas Properties set forth in the Panther Acquisition Reserve Report and acquired pursuant to the Panther Acquisition Agreement, together with (i) any other documents (including tax affidavits) and (ii) evidence of arrangements reasonably satisfactory to Administrative Agent, in each case, for the prompt completion of the recording or filing of such mortgages and other documents as may be necessary or, in the reasonable opinion of Administrative Agent, desirable to create a valid first-priority mortgage Lien (subject to Permitted Liens) on such Oil and Gas Properties;

(b)                                 a schedule reconciling the net present value of the Oil and Gas Properties set forth in the Panther Acquisition Reserve Report with the list of Oil and Gas Properties acquired pursuant to the Panther Acquisition and covered by mortgages delivered to Administrative Agent concurrently with or prior to the delivery of such schedule (and in any case covering Oil and Gas Properties constituting not less than 80% in the aggregate of the net present value of all Oil and Gas Properties set forth in the Panther Acquisition Reserve Report and acquired pursuant to the Panther Acquisition Agreement);

(c)                                  environmental site assessments, reports or evaluations, in each case covering that portion of the Oil and Gas Properties evaluated in the Panther Acquisition Reserve Report and acquired pursuant to the Panther Acquisition Agreement, in each case to the extent received by the

Loan Parties in connection with the Panther Acquisition pursuant to the Panther Acquisition Agreement; and

(d)                                 title information, covering that portion of the Oil and Gas Properties evaluated in the Panther Acquisition Reserve Report and acquired pursuant to the Panther Acquisition Agreement, as Administrative Agent may reasonably request based on customary practices in reserve based lending, all of which shall be reasonably satisfactory to Administrative Agent.”

(f)                                   Article VII of the Credit Agreement is hereby amended by inserting the following new Section 7.17 immediately following the existing Section 7.16:

“7.17                  Keepwell.  The Parent hereby absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Loan Party to honor all of its obligations under any Derivative Contract with any Lender Derivative Party or any Guaranty in respect of any obligations or other liabilities under a Derivative Contract with any Lender Derivative Party (provided, however, that the Parent shall only be liable under this Section 7.17 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 7.17 or otherwise voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount).  The obligations of each Qualified ECP Obligor under this Section 7.17 shall remain in full force and effect until the Security Termination Date.  The Parent intends that this Section 7.17 constitute, and this Section 7.17 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Loan Party for all purposes of section 1a(18)(A)(v)(II) of the Commodity Exchange Act.”

(g)                                  Section 8.05(k) of the Credit Agreement is hereby amended by amending and restating the lead-in thereto and clause (iii) thereto in their entirety as follows:

“(k)                           unsecured Indebtedness pursuant to the Senior Notes, and additional unsecured Indebtedness (“Permitted Additional Debt”), so long as:

(iii)                               upon the incurrence of such unsecured Indebtedness, (excluding the 2020 Senior Notes), the Borrowing Base is automatically reduced by an amount equal to 25% of the face value (without giving effect to any original issue discount) of any such Indebtedness; provided that in the case of the incurrence of loans, the issuance of exchange debt, or the issuance of any securities under a related securities demand pursuant, in each case, to the Bridge Facility or the issuance of the senior unsecured notes described in clause (b) of the definition of “Senior Notes,” to the extent that the face value (without giving effect to any original issue discount) of such Indebtedness when added to the aggregate principal amount of other Indebtedness outstanding that was incurred pursuant to this Section 8.05(k) (excluding the 2020 Senior Notes) is in excess of $700,000,000, the Borrowing Base is automatically reduced by an amount equal to 25% of the face value (without giving effect to any original issue discount) of any such Indebtedness that is in excess of $700,000,000; and

(h)                                 Section 10.06 of the Credit Agreement is hereby amended by inserting the following new sentence immediately following the existing final paragraph of such section:

“Notwithstanding the foregoing, amounts received from the Borrower or any other Loan Party that is not an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder shall not be applied to any Excluded Swap Obligations; provided, however, that appropriate adjustments shall be made with respect to payments from other Loan Parties to preserve the allocation of the proceeds of Collateral otherwise set forth above in this Section.”

(i)                                     Section 1.E of Appendix I to the Credit Agreement is hereby amended and restated in its entirety as follows:

“E.                               Stated Maturity Date:  fifth anniversary of the Third Amendment Effective Date; provided, however, that if such date is not a Business Day, the Stated Maturity Date shall be the next preceding Business Day.”

(j)                                    Section II.B of Appendix II to the Credit Agreement is hereby amended and restated in its entirety as follows:

B.                                    Leverage Ratio.  As of the last day of any fiscal quarter, Borrower’s ratio of Total Net Indebtedness to EBITDA for the trailing four fiscal quarter period ending on the last day of such fiscal quarter shall not exceed (i) 4.00:1.0, for the fiscal quarter ending March 31, 2013, (ii) 4.50:1.0, for the fiscal quarters ending June 30, 2013, September 30, 2013, December 31, 2013, March 31, 2014, and June 30, 2014, (iii) 4.25:1.0, for the fiscal quarters ending September 30, 2014 and December 31, 2014, and (iv) 4.00:1.0, for the fiscal quarter ending March 31, 2015 and each fiscal quarter thereafter.

Section 3.                                           Borrowing Base Increase Upon Consummation of Panther Acquisition.

(a)                                 On and as of the Third Amendment Effective Date, the Borrowing Base shall automatically increase to $425,000,000 (provided, that (x) if less than 95% but at least 90% or more of the aggregate net present value of the Oil and Gas Properties included in an internal reserve report dated on or about April 1, 2013, prepared on a roll-forward basis using the reserve report dated on or about September 30, 2012 prepared by Cawley, Gillespie & Associates, Inc. with respect to the Oil and Gas Properties to be acquired in the Panther Acquisition (the

“Panther Acquisition Reserve Report”) are acquired upon consummation of the Panther Acquisition, the Borrowing Base shall automatically increase to $400,000,000 (rather than $425,000,000) and (y) if less than 90% of the aggregate net present value of the Oil and Gas Properties included in the Panther Acquisition Reserve Report are acquired upon consummation of the Panther Acquisition, the Administrative Agent may (at its or the Required Lenders’ direction) elect to recommend a lesser amount as the Borrowing Base to be determined by the Required Lenders using the principles set forth in Section 2.04(a) of the Credit Agreement, which amount shall not, in any event, be less than $285,000,000)) until adjusted in accordance with Section 2.04(f) of the Credit Agreement or otherwise redetermined.

(b)                                 Both the Parent and the Borrower, on the one hand, and the Administrative Agent and the Lenders, on the other hand, agree that the redetermination of the Borrowing Base pursuant to clause (a) of this Section 3 shall not constitute a discretionary redetermination of the Borrowing Base by either the Borrower, on the one hand, or the Administrative Agent or Lenders, on the other hand, pursuant to Section 2.04(e) of the Credit Agreement.

Section 4.                                           Conditions of Third Amendment Effective Date.  The amendments set forth in Section 2, the Borrowing Base Increase set forth in Section 3, the assignments set forth in Section 7 and the Increased Commitments set forth in Section 8 will become effective on the date on which each of the following conditions precedent are satisfied or are waived by the Arrangers in their sole discretion (the “Third Amendment Effective Date”).

(a)                                 Borrower and each Lender shall have delivered to Administrative Agent duly executed counterparts of this Amendment;

(b)                                 the Panther Acquisition shall have been consummated in accordance with the terms of the Panther Acquisition Agreement (without material amendment, modification or waiver thereof which is materially adverse to the Lenders without the consent of the Arrangers, which shall not be unreasonably withheld or delayed); provided that any reduction in the purchase price for the Panther Acquisition shall not be deemed to be materially adverse to the Lenders;

(c)                                  since the Execution Date (as defined in the Panther Acquisition Agreement as in effect on April 3, 2013), there shall have been no Seller Material Adverse Effect (as defined in the Panther Acquisition Agreement as in effect on April 3, 2013);

(d)                                 Borrower shall have delivered (or shall have caused to be delivered) to Administrative Agent (i) the Panther Acquisition Reserve Report with respect to the assets (the “Panther Assets”) being acquired pursuant to the Panther Acquisition and (ii) a certificate from an authorized officer of Borrower, dated as of the Third Amendment Effective Date, certifying, after giving effect to the Panther Acquisition, the percentage of the aggregate net present value of the Oil and Gas Properties included in the Panther Acquisition Reserve Report that Parent and its Subsidiaries will acquire as a result of the Panther Acquisition (and identifying which Oil and Gas Properties included in the Panther Acquisition Reserve Report will not be acquired and the cumulative net present value of such excluded Oil and Gas Properties);

(e)                                  the Arrangers shall have received a pro forma consolidated balance sheet and related pro forma consolidated statement of income of Parent as of and for the year ending December 31, 2012 and each subsequent fiscal after December 31, 2012 ending at least 45 days before the Third Amendment Effective Date, prepared after giving effect to the Transactions (as defined below) as if the Transactions had occurred as of such date (in the case of such balance sheet) or at the beginning of such period (in the case of such other statements of income), which shall reflect adjustments applied in accordance with Regulation S-X of the Securities Act of 1933, as amended, including adjustments customary for a Rule 144A transaction and consistent with the documentation for the 2020 Senior Notes; provided, that no such pro forma financial statement shall be required to include adjustments for purchase accounting (including adjustments of the type contemplated by Financial Accounting Standards Board Accounting Standards Codification 805, Business Combinations (formerly SFAS 141R));

(f)                                   after giving effect to the Panther Acquisition, each Subsidiary that is a Material Domestic Subsidiary shall have executed and delivered to Administrative Agent a Guaranty, which Guaranty shall be in full force and effect;

(g)                                  Administrative Agent shall have received a solvency certificate from a Responsible Officer of Parent, in a form and substance substantially consistent with the solvency certificate delivered on June 8, 2012 under the Credit Agreement, confirming the solvency of Parent, Borrower and their respective Subsidiaries on a consolidated basis after giving effect to the Transactions;

(h)                                 the Specified Representations and the Specified Acquisition Agreement Representations (each as defined below) shall be true and correct in all material respects (or, to the extent already qualified by materiality or “Material Adverse Effect”, in all respects) as of the Third Amendment Effective Date (except to the extent such representations and warranties expressly refer to an earlier date in which case they shall be true and correct in all material respects (or, to the extent already qualified by materiality or “Material Adverse Effect”, in all respects) as of such earlier date); the Administrative Agent shall have received a certificate from a Responsible Officer of each of Parent and Borrower certifying the foregoing in respect of the Specified Representations;

(i)                                     (A) the Administrative Agent shall have received copies of UCC and other Lien searches on Parent and each of its Subsidiaries (including any new entity, if any, formed by Parent or its subsidiaries that acquires assets of Panther Energy pursuant to the Panther Acquisition Agreement); provided that, to the extent any such lien search is not or cannot be provided on the Third Amendment Effective Date after use of commercially reasonable efforts to do so then the provision of any such lien search shall not constitute a condition precedent to the Third Amendment Effective Date; (B) the Administrative Agent shall have received all documents and instruments required to perfect Administrative Agent’s security interests as required pursuant to Article IV of the Credit Agreement in the capital stock of any new entity, if any, formed by Parent or its subsidiaries that acquires assets of Panther Energy pursuant to the Panther Acquisition Agreement and, if applicable, be in the proper form for filing; provided that, to the extent any such documents and instruments cannot be executed or delivered (excluding the delivery of a stock or equivalent certificate, if such new entity, if any, is certificated) or cannot be provided on the Third Amendment Effective Date after use of commercially reasonable efforts to do so then the provision of such documents or instruments shall not constitute a condition precedent to the Third Amendment Effective Date; and (C) any such new entity shall have authorized Administrative Agent to file a UCC-1 financing statement in its jurisdiction of organization in respect of its assets constituting Collateral to the extent that any security interest in such assets may be perfected solely by the filing of a financing statement under the Uniform Commercial Code in a central filing office (such as the office of a secretary of state);

(j)                                    Administrative Agent shall have received all documentation and other information required by regulatory authorities with respect to Borrower under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the PATRIOT Act, that has been reasonably requested by Administrative Agent or any Lender at least 10 days in advance of the Third Amendment Effective Date;

(k)                                 Administrative Agent shall have received financing releases, if any, in respect of the Panther Assets;

(l)                                     Borrower shall have made payment of all fees and expenses then due and payable under the Credit Agreement or under the Panther Acquisition Fee Letter, including any fees and expenses then due and payable in connection with this Amendment pursuant to Section 12.04(a) of the Credit Agreement, in the case of expenses to the extent invoiced at least three business days prior to the Third Amendment Effective Date (except as otherwise reasonably agreed by Borrower);

(m)                             all existing Indebtedness for borrowed money of Borrower, Parent and their respective Subsidiaries (other than the Obligations and any Permitted Additional Debt (including the Senior Notes, the Bridge Facility and any securities issued in lieu thereof or any loans or securities into which the Bridge Facility is converted, in each case, pursuant to customary arrangements for bridge financing)) shall have been refinanced or repaid in full and all commitments in respect thereof terminated, and all Liens and Guarantees in respect thereof discharged and released; and

(n)                                 Administrative Agent shall have received a certificate from a Responsible Officer of Borrower certifying that, as of the Third Amendment Effective Date, a true and correct copy of the Panther Acquisition Agreement (including any amendments, modifications or waivers thereto through the Third Amendment Effective Date) has been delivered to the Administrative Agent.

For purposes of this Section 4, the following capitalized terms shall have the following meanings:

“Specified Representations” means the representations and warranties of Parent and Borrower set forth in Section 6 of this Amendment.

“Specified Acquisition Agreement Representations” means the representations and warranties relating to Panther Energy in the Panther Acquisition Agreement that are material to the interests of the Lenders, but only to the extent that Borrower has the right to terminate its obligations under the Panther Acquisition Agreement or a right to not consummate the Panther

Acquisition as a result of a breach of such representations and warranties in the Panther Acquisition Agreement.

“Transactions” means, collectively, the consummation of the Panther Acquisition, the issuance of the Senior Notes and/or the closing of the Bridge Facility and/or the issuance by Parent of additional Equity Interests and the amendments to the Credit Agreement that are effective on the Third Amendment Effective Date.

Section 5.                                           Upfront Fees.  Borrower agrees to pay to the Administrative Agent on the Third Amendment Effective Date (a) for the account of each Lender that has increased its Commitment to the Borrowing Base under the Credit Agreement pursuant to this Amendment relative to such Lender’s Commitment to the Borrowing Base under the Credit Agreement immediately prior to the Third Amendment Effective Date (each such Lender described the foregoing clause, an “Increasing Lender”), a one-time upfront fee in an amount of forty (40.0) basis points on each such Increasing Lender’s increased Commitment to such Borrowing Base under the Credit Agreement (it being understood and agreed that such upfront fee shall not be payable with respect to any Lender or its affiliates if the total Commitment of such Lender and its affiliates to the Borrowing Base is less than or equal to the total Commitment of such Lender and its affiliates to the Borrowing Base under the Credit Agreement immediately prior to the Third Amendment Effective Date) and (b) for the account of each Lender a one-time upfront fee in an amount of ten (10.0) basis points on the lesser of (i) such Lender’s Commitment immediately prior to the Third Amendment Effective Date and (ii) such Lender’s Commitment immediately after giving effect to the Third Amendment Effective Date.

Section 6.                                           Representations and Warranties.  On the Third Amendment Effective Date, each of Parent and Borrower represents and warrants to Administrative Agent and each of the Lenders that:

(a)                                 Each Loan Party: (i) is validly existing and (ii) has the power and authority to execute, deliver, and perform its obligations under this Amendment and each other Loan Document to which such it is a party except where the failure does not constitute a Default and could not reasonably be expected to have a Material Adverse Effect.

(b)                                 The execution, delivery and performance by each of Parent and Borrower of this Amendment and each other Loan Document to which such it is a party has been duly authorized by all necessary corporate or limited liability company action, as applicable, and does not and will not contravene the terms of any of such Person’s Organization Documents.

(c)                                  This Amendment and each other Loan Document to which each Loan Party is a party constitutes the legal, valid and binding obligations of such Person to the extent it is a party thereto, enforceable against such Person in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability.

(d)                                 Parent, Borrower and their respective Subsidiaries are Solvent on a consolidated basis as of the Third Amendment Effective Date (after giving effect to the Transactions (as defined in Section 4)).

(e)                                  Neither any Loan Party nor any of its Subsidiaries is an “enemy” or an “ally of the enemy” within the meaning of Section 2 of the Trading with the Enemy Act or any enabling legislation or executive order relating thereto.  Neither any Loan Party nor any or its Subsidiaries is in violation of (a) the Trading with the Enemy Act, (b) any of the foreign assets control regulations of the United States Treasury Department (31 C.F.R., Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto or (c) the Act.  None of the Loan Parties (i) is a blocked person described in Section 1 of the Anti-Terrorism Order or (ii) to the best of its knowledge, engages in any dealings or transactions, or is otherwise associated, with any such blocked person.

(f)                                   Neither any Loan Party nor any of its Subsidiaries nor, to the knowledge of Parent or Borrower, any Affiliate of any Loan Party (i) is a Sanctioned Person, (ii) has more than 15% of its assets in Sanctioned Countries, or (iii) derives more than 15% of its operating income from investments in, or transactions with, Sanctioned Persons or Sanctioned Countries.  No part of the proceeds of any Loans hereunder will be used directly or indirectly to fund any operations in, finance any investments or activities in or make any payments to a Sanctioned Person or a Sanctioned Country.

(g)                                  Borrower is not in the business of purchasing or selling Margin Stock.

(h)                                 None of the Loan Parties is required to register as an “investment company” under the Investment Company Act of 1940, as amended.

Section 7.                                           Assignment and Assumption.

(a)                                 As of the Third Amendment Effective Date (and subject to the conditions set forth in Section 4 above), each Assignor Lender hereby irrevocably sells and assigns, severally and not jointly, to the Assignee Lenders, and the Assignee Lenders hereby irrevocably purchase and assume from each Assignor Lender, severally and not jointly, (i) all of such Assignor Lender’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other document or instrument delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor Lender under the Credit Agreement (including any letters of credit thereunder) to the extent related to the amount and percentage interest necessary to cause the Commitments and Pro Rata Shares of all Lenders to be, after giving effect to such assignments and to the Increased Commitments, as set forth on Annex A hereto, and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of such Assignor Lender (in its capacity as Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other document or instrument delivered pursuant thereto or the transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) being referred to herein collectively for all Assignor Lenders as the “Assigned Interests”), subject to and in accordance with this Section 7.  Such sale and assignment is without recourse to the Assignor Lenders and, except as expressly provided in this Section 7, without representation or warranty by the Assignor Lenders.

(b)                                 Each Assignor Lender (i) represents and warrants that (A) it is the legal and beneficial owner of the Pro Rata Share of its Assigned Interests, (B) such Assigned Interests are free and clear of any lien, encumbrance or other adverse claim, and (C) it has full power and authority, and has taken all action necessary, to execute and deliver this assignment and to consummate the transactions contemplated by this Section 7, and (ii) assumes no responsibility with respect to (A) any statements, warranties or representation made in or in connection with the Credit Agreement or any other Loan Document, (B) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any Collateral thereunder, (C) the financial condition of Borrower or any other Loan Party, or (D) the performance or observance by Borrower or any other Loan Party of any of their respective obligations under any Loan Document.

(c)                                  Each Assignee Lender (i) represents and warrants that (A) it has full power and authority, and has taken all action necessary, to execute and deliver this assignment and to consummate the transactions contemplated hereby, (B) it satisfies the requirements specified in the Credit Agreement that are required to be satisfied by it in order to acquire the Assigned Interests being assigned to it hereunder, (C) it has received copies of the most recent financial statements delivered pursuant thereto, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Amendment and to purchase the Assigned Interests purchased by it hereunder on the basis of which it has made such analysis and decision independently and without reliance on Administrative Agent, the Arrangers, or any other Lender, and (D) if it is a Foreign Lender, it has supplied to Administrative Agent any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by such Assignee, and (ii) agrees that (A) it will, independently and without reliance on Administrative Agent, any Assignor Lender or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (B) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

(d)                                 From and after the Third Amendment Effective Date, the Administrative Agent shall distribute all payments in respect of the Assigned Interests (including payments of principal, interest, fees and other amounts) to the appropriate Assignor Lenders for amounts that have accrued to but excluding the Third Amendment Effective Date and to the appropriate Assignee Lenders as specified on Annex A hereto for amounts that accrue from and after the Third Amendment Effective Date.

(e)                                  Borrower shall pay to the Assignor Lenders all break funding payments actually incurred payable in accordance with Section 3.04 of the Credit Agreement in connection with the assignments made pursuant to this Section 7.

(f)                                   After giving effect to this Section 7 and to the Increased Commitments as described in Section 8, each Assignor Lender and each Assignee Lender will have a Commitment and corresponding Pro Rata Share of the aggregate outstanding Loans and LC Obligation under the Credit Agreement as set forth on Annex A.

Section 8.                                           Commitment of Increasing Lenders.  By its execution and delivery hereof, each Increasing Lender hereby agrees, severally and not jointly, (i) to provide an Increased Commitment in an amount such that after giving effect to the Increased Commitments and to the assignments set forth in Section 7 such Lender will have a Commitment as set forth on Annex A.

Section 9.                                           Reference to and Effect on the Credit Agreement.

(a)                                 Upon the Third Amendment Effective Date and thereafter, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein,” or words of like import, shall mean and be a reference to the Credit Agreement as amended hereby.

(b)                                 Except as specifically amended by this Amendment, the Credit Agreement shall remain in full force and effect and is hereby ratified and confirmed.

Section 10.                                    Cost and Expenses.  Each of Parent and Borrower agrees to pay fees and expenses in connection with this Amendment pursuant to the terms and conditions of Section 12.04(a) of the Credit Agreement.

Section 11.                                    Extent of Amendments.  Except as specifically set forth in this Amendment, the Credit Agreement and the other Loan Documents are not amended, modified or affected hereby.  Each of Parent and Borrower hereby ratifies and confirms that (i) except as specifically set forth in this Amendment, all of the terms, conditions, covenants, representations, warranties and all other provisions of the Credit Agreement remain in full force and effect, (ii) each of the other Loan Documents are and remain in full force and effect in accordance with their respective terms, and (iii) the Collateral is unimpaired by this Amendment.

Section 12.                                    Execution and Counterparts.  This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.  Delivery of an executed counterpart of this Amendment by facsimile shall be equally as effective as delivery of a manually executed counterpart of this Amendment.

Section 13.                                    Governing Law.  This Amendment shall be governed by, construed and interpreted in accordance with the laws of the State of New York, except to the extent that federal laws of the United States of America apply.

Section 14.                                    Headings.  Section headings in this Amendment are included herein for convenience and reference only and shall not constitute a part of this Amendment for any other purpose.

Section 15.                                    No Waiver.  Borrower hereby agrees that except as expressly set forth in this Amendment, no Default or Event of Default has been waived or remedied by the execution of this Amendment by Administrative Agent, the Swing Line Lender, any Issuing Lender or any Lender, and any such Default or Event or Default heretofore arising and currently continuing shall continue after the execution and delivery hereof.  Nothing contained in this Amendment nor any past indulgence by Administrative Agent, the Swing Line Lender, any Issuing Lender or any

Lender, nor any other action or inaction on behalf of Administrative Agent, the Swing Line Lender, any Issuing Lender or any Lender shall constitute or be deemed to constitute an election of remedies by Administrative Agent, the Swing Line Lender, any Issuing Lender or any Lender.

Section 16.                                    Loan Document.  This Amendment is a Loan Document.

Section 17.                                    NO ORAL AGREEMENTS.  THE RIGHTS AND OBLIGATIONS OF EACH OF THE PARTIES TO THE LOAN DOCUMENTS SHALL BE DETERMINED SOLELY FROM WRITTEN AGREEMENTS, DOCUMENTS, AND INSTRUMENTS, AND ANY PRIOR ORAL AGREEMENTS BETWEEN SUCH PARTIES ARE SUPERSEDED BY AND MERGED INTO SUCH WRITINGS.  THIS AMENDMENT, THE CREDIT AGREEMENT AND THE OTHER WRITTEN LOAN DOCUMENTS EXECUTED BY PARENT, BORROWER, ADMINISTRATIVE AGENT, THE SWING LINE LENDER, ANY ISSUING LENDER AND/OR LENDERS (TOGETHER WITH THE FEE LETTERS) REPRESENT THE FINAL AGREEMENT REGARDING THE MATTERS HEREIN BETWEEN SUCH PARTIES, AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS BY SUCH PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN SUCH PARTIES.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officer(s) as of the day and year first above written,

MIDSTATES PETROLEUM COMPANY LLC, a
Delaware limited liability company, as Borrower

By:	/s/ Thomas L. Mitchell
	Name:	Thomas L. Mitchell
	Title:	Executive Vice President and Chief
Financial Officer

MIDSTATES PETROLEUM COMPANY, INC., a
Delaware corporation, as Parent

By:	/s/ Thomas L. Mitchell
	Name:	Thomas L. Mitchell
	Title:	Executive Vice President and Chief
Financial Officer

[Revolver Amendment Signature Page]

SUNTRUST BANK, as Administrative Agent,
as Swing Line Lender and as an Issuing Lender

By:	/s/ Scott Mackey
	Name:	Scott Mackey
	Title:	Director

SUNTRUST BANK, as a Lender

By:	/s/ Scott Mackey
	Name:	Scott Mackey
	Title:	Director

[Revolver Amendment Signature Page]

BANK OF AMERICA, N.A., as a Lender

By:	/s/ Jeffrey Rathkamp
	Name:	Jeffrey Rathkamp
	Title:	Managing Director

[Revolver Amendment Signature Page]

CAPITAL ONE, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Robert James
	Name:	Robert James
	Title:	Vice President

[Revolver Amendment Signature Page]

CITIBANK, N.A., as a Lender

By:	/s/ Phil Ballard
	Name:	Phil Ballard
	Title:	Vice President

[Revolver Amendment Signature Page]

GOLDMAN SACHS BANK USA, as a Lender

By:	/s/ Charles D. Johnston
	Name:	Charles D. Johnston
	Title:	Authorized Signatory

[Revolver Amendment Signature Page]

KEYBANK NATIONAL ASSOCIATION, as a Lender

By:	/s/ Chulley Bogle
	Name:	Chulley Bogle
	Title:	Vice President

[Revolver Amendment Signature Page]

MORGAN STANLEY BANK, N.A., as a Lender

By:	/s/ Reagan C. Philipp
	Name:	Reagan C. Philipp
	Title:	Authorized Signatory

[Revolver Amendment Signature Page]

NATIXIS, as a Lender

By:	/s/ Timothy L. Polvado
	Name:	Timothy L. Polvado
	Title:	Managing Director

By:	/s/ Stuart Murray
	Name:	Stuart Murray
	Title:	Managing Director

[Revolver Amendment Signature Page]

ROYAL BANK OF CANADA, as a Lender

By:	/s/ Don J. McKinnerney
	Name:	Don J. McKinnerney
	Title:	Authorized Signatory

[Revolver Amendment Signature Page]

SOCIÉTÉ GÉNÉRALE, as a Lender

By:	/s/ David M. Bornstein
	Name:	David M. Bornstein
	Title:	Director

[Revolver Amendment Signature Page]

THE ROYAL BANK OF SCOTLAND PLC, as a Lender

By:	/s/ James L. Moyes
	Name:	James L. Moyes
	Title:	Authorized Signatory

[Revolver Amendment Signature Page]

THE BANK OF NOVA SCOTIA, as a Lender

By:	/s/ John Frazell
	Name:	John Frazell
	Title:	Director

[Revolver Amendment Signature Page]

SCHEDULE 2.01

COMMITMENTS AND
PRO RATA SHARES

Lender	Maximum Loan Amount	Pro Rata Share

SunTrust Bank	$88,235,294.12	11.764705882

Bank of America, N.A.	$79,411,764.70	10.588235294

Capital One, National Association	$44,117,647.06	5.882352941

Citibank, N.A.	$52,941,176.47	7.058823529

Goldman Sachs Bank USA	$52,941,176.47	7.058823529

KeyBank National Association	$44,117,647.06	5.882352941

Morgan Stanley Bank, N.A.	$88,235,294.12	11.764705882

Natixis	$52,941,176.47	7.058823529

Royal Bank of Canada	$75,000,000.00	10.00000000

Société Générale	$75,000,000.00	10.00000000

The Royal Bank of Scotland plc	$52,941,176.47	7.058823529

The Bank of Nova Scotia	$44,117,647.06	5.882352941

Total:	$750,000,000	100%

Annex A to Amendment